Exhibit 10.4

AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent (“Consent”) is made and entered into as of March 31, 2014, by and among Arista Power, Inc., a New York corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”).  Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements (as defined below).

WHEREAS, the Company and Purchasers identified and in the amounts set forth on Schedule A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and Transaction Documents (“Transaction Documents”) dated as of July 31, 2013 and August 8, 2013; and

WHEREAS, the Company issued to the Purchasers Common Stock and Warrants (the “Warrants”) pursuant to the terms of the Securities Purchase Agreements; and

WHEREAS, the Company intends to sell convertible Preferred Stock and Warrants (collectively with the Common Stock issuable upon conversion of such Preferred Stock and exercise of such Warrants, the “New Securities”) for an aggregate purchase price of at least $750,000 (the “Proposed Offering”) set forth in the Securities Purchase Agreement, dated at or about the date of this Consent, between the Company and the Purchasers thereunder, and the exhibits and schedules attached thereto; and

WHEREAS, in connection with the Proposed Offering, the Purchasers would be entitled to certain dilutive adjustments and anti-dilution protections in connection with their Common Stock and Warrants; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchasers agree to the following modifications to certain of the terms of the Transaction Documents and waivers, which modifications and waivers shall be effective only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Purchasers hereby agree as follows:

1.           Solely in connection with Purchasers’ Greenshoe Securities which may be acquired pursuant to Section 8(q) of the Securities Purchase Agreement, Purchasers permanently and irrevocably waive all dilutive adjustments, purchase price resets, anti-dilution and other ratchet protections as described in the Securities Purchase Agreements and Greenshoe Warrants.

2.           Upon the Closing of the Proposed Offering, the Company will reduce the Per Share Purchase Price of the Common Stock and the Warrant Price of the Warrants already issued to the Purchasers pursuant to the Securities Purchase Agreements and outstanding on the initial Closing date of the Proposed Offering, to $0.20 and $0.25, respectively, and the Purchasers hereby consent to such reduction.  Purchasers agree that no further reductions or adjustments of the Per Share Purchase Price or Warrant Price will be made in connection or as a result of any issuances or sales by the Company of Common Stock or Warrants or Common Stock Equivalents or upon any resets or adjustments in connection with any of the New Securities to be issued in the Proposed Offering, including but not limited to future issuances, reset rights, MFN rights and anti-dilution rights, on the terms and conditions contemplated in the transaction documents governing the New Securities as of the initial Closing of the Proposed Offering, except such adjustments that may be made pursuant to Section 3 below.

3.           In the event the Company issues or sells Common Stock, or any Common Stock Equivalents, other than in connection with the Proposed Offering or as described in Section 2 above, which would be a Dilutive Issuance, or require an adjustment pursuant to Section 4 of the Warrants (a “Warrant Adjustment”), then such Dilutive Issuance or Warrant Adjustment may result in a Dilution Adjustment or Warrant Adjustment, but such Dilution Adjustment or Warrant Adjustment may never be at an effective price or value lower than the higher of the Base Share Price (as defined in the Proposed Offering Securities Purchase Agreement) or Warrant Exercise Price (as defined in the Proposed Offering Securities Purchase Agreement) applicable to the New Securities, in effect at such time.

4.           The effective date of this Consent is immediately upon the closing of the Proposed Offering.

5.           Each of the parties executing this Consent represent to the other signatories herewith that it remains the holder of all of the Securities issued to it by the Company and in the amounts set forth on Schedule A hereto.

6.           The Company represents that Schedule A hereto includes all of the holders as of the Initial Closing Date of the Proposed Offering of any of the securities issued or issuable pursuant to the Securities Purchase Agreements and that the Transaction Documents have never been amended nor any waiver of any term thereof granted by any party thereto other than as set forth in this Consent.

7.           This Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.  This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

8.           This Consent will be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of law.

9.           This Consent and any term hereof may not be changed, waived, discharged or terminated under an instrument in writing signed by all of the parties including but not limited to the Purchasers to the Proposed Offering.

10.           The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

11.           This Consent shall be included in the definition of Transaction Documents.

12.           All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Arista Power, Inc., 1999 Mt. Read Boulevard, Rochester, New York 14615, Attn: William Schmitz, CEO, facsimile: (585) 243-4142, with a copy by fax only to (which shall not constitute notice): Schwell Wimpfheimer & Associates LLP, 1430 Broadway, Suite 1615, New York, NY 10018, Attn: Dov Schwell, Esq., facsimile: (646) 360-5000, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on Schedule A hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

13.           This Consent shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Consent and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.

14.           The parties acknowledge that this Consent is being entered into for the benefit of the Purchasers to the Proposed Offering and who are hereby made third party beneficiaries of this Consent.  This Consent may be enforced by the Purchasers to the Proposed Offering, and may not be amended without the consent of the Purchasers and the requisite amount of purchasers to the Proposed Offering in the manner described in the Securities Purchase Agreement to the Proposed Offering, which consent may be withheld for any reason.

15.           Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise.  This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

ARISTA POWER, INC. the “Company”

By:

“PURCHASER”

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________